Exhibit 23.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, SUITE 3-200 AUSTIN, TEXAS 78730-1111 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they are included in this Annual Report on Form 10-K (including any amendments thereto) filed by PermRock Royalty Trust (“Annual Report”), to our estimates of reserves and value of reserves and our report on reserves as of December 31, 2021, December 31, 2022 and December 31, 2023 of the underlying properties and net profits interest owned by PermRock Royalty Trust and to the inclusion of our report dated March 6, 2024 as an Exhibit to the Annual Report.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

April 1, 2024